As filed with the U.S. Securities and Exchange Commission on November 2, 2016

Registration No. 333-214052

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
 THE SECURITIES ACT OF 1933

REPUBLIC FIRST BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	23-2486815
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

50 South 16th Street, Suite 2400
Philadelphia, Pennsylvania 19102
(215) 735-4422
(Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

Harry D. Madonna
Chairman, President and Chief Executive Officer
Republic First Bancorp, Inc.
50 South 16th Street, Suite 2400
Philadelphia, Pennsylvania 19102
(215) 735-4422
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

David W. Swartz, Esq.
Stephanie R. Hager, Esq.
Stevens & Lee, P.C.
1818 Market Street, 29th Floor
 Philadelphia, Pennsylvania 19103-1702
(215) 575-0100

Approximate date of commencement of proposed sale to the public:   From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, or the Securities Act, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment hereto that shall become effective upon filing with the Securities and Exchange Commission, or the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or The Exchange Act.  (Check one):

Large accelerated filer☐	Accelerated filer☒
Non-accelerated filer☐ (Do not check if a smaller reporting company)	Smaller reporting company☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

We will amend and complete the information in this prospectus.  We may not sell any of these securities or accept your offer to buy any of them until the registration statement filed with the Securities and Exchange Commission relating to these securities has been declared "effective" by the Securities and Exchange Commission.  This prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any state or other jurisdiction where that would not be permitted or legal.
SUBJECT TO COMPLETION, DATED NOVEMBER [_], 2016

PROSPECTUS
$100,000,000

REPUBLIC FIRST BANCORP, INC.

Common Stock
Preferred Stock
Warrants
Debt Securities

We may offer and sell any combination of the securities listed above, in one or more offerings, up to a total dollar amount of $100,000,000 (or the equivalent in foreign currency or currency units). We may offer these securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more prospectus supplements. The debt securities, preferred stock and warrants may be convertible or exercisable or exchangeable for debt or equity securities of the Company or of one or more entities.
We will provide the specific terms of the securities offered in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. Please read this prospectus, the applicable supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus or any prospectus supplement, carefully before you invest in any of our securities.
Our common stock is traded on the Nasdaq Global Market under the symbol "FRBK."  On November [_], 2016, the closing price of our common stock on the Nasdaq Global Market was $[__] per share.  You are urged to obtain current market prices of our common stock. The applicable prospectus supplement will contain information, where applicable, as to any listing on the Nasdaq Global Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.
The securities may be offered and sold on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.
Investing in our securities involves risk.  You should carefully review the risks and uncertainties described under the heading "Risk Factors" beginning on page 5 of this prospectus and in our periodic reports and other information we file with the Securities and Exchange Commission before making any decision to invest in our securities.
Our principal executive offices are located at 50 South 16th Street, Suite 2400, Philadelphia, Pennsylvania 19102.  Our Internet address is http://www.myrepublicbank.com.
Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined that this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this prospectus is November [__], 2016

TABLE OF CONTENTS
ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
ABOUT REPUBLIC FIRST BANCORP, INC.	5
RISK FACTORS	5
USE OF PROCEEDS	5
SECURITIES WE MAY OFFER	6
DESCRIPTION OF COMMON STOCK	7
DESCRIPTION OF PREFERRED STOCK	15
DESCRIPTION OF WARRANTS	16
DESCRIPTION OF DEBT SECURITIES	18
PLAN OF DISTRIBUTION	20
LEGAL MATTERS	22
EXPERTS	22

(i)

ABOUT THIS PROSPECTUS
In this prospectus, the "Company," "we," "our," "ours," and "us" refer to Republic First Bancorp, Inc., which is a bank holding company headquartered in Philadelphia, Pennsylvania, and its subsidiaries on a consolidated basis, unless the context otherwise requires.  References to "Republic Bank" or "the Bank" mean Republic First Bank (dba Republic Bank), which is a Pennsylvania state-chartered commercial bank and our wholly owned banking subsidiary.
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, utilizing the "shelf" registration process.  Under this process, we may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus with a total aggregate principal amount or initial purchase price amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. You should read this prospectus, the prospectus supplement, and the information incorporated by reference in this prospectus before making an investment in our securities. See "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
The SEC registration statement that contains this prospectus, including the exhibits and the documents incorporated herein by reference, contains additional information about us and the securities offered under this prospectus and any prospectus supplement.  The registration statement can be read at the Commission's website, our website, or at the Commission's offices, which are mentioned in this prospectus under the heading "Where You Can Find More Information."
You should rely only on the information contained in or incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus that we may provide to you in connection with any offering of our securities described in this prospectus. We have not authorized anyone to provide you with different information.  This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.
We may sell our securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents which we may designate from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.
A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to be received by the Company.  Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act").
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is a part of a registration statement on Form S-3 filed by us with the Commission under the Securities Act of 1933, as amended, or the Securities Act.
This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission.  For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement.  Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

We file periodic reports, proxy statements and other information with the Commission.  Our filings with the Commission are available to the public over the Internet at the Commission's website at http://www.sec.gov.  Our filings with the Commission are also available to the public on our website at www.myrepublicbank.com, as well as through document retrieval services.  You may read and copy any periodic reports, proxy statements or other information we file at the Commission's public reference room in Washington, D.C., located at:   Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Commission's public reference rooms.
The Commission allows us to "incorporate by reference" information into this prospectus.  This means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the Commission will automatically update and supersede the information in this prospectus.  In all cases, you should rely on the later information to the extent the information on any given topic included in this prospectus is different.
We incorporate by reference the documents listed below and any filings we make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the initial filing of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus are sold by us; provided, however, that we are not incorporating any information that is deemed "furnished" in accordance with the Commission's rules, including, but not limited to, information under Items 2.02 or Item 7.01 of any Current Report on Form 8-K including related exhibits:
•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 14, 2016;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed on May 6, 2016;
•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed on August 8, 2016;
•	our Current Reports on Form 8-K filed on January 25, 2016, April 22, 2016, April 28, 2016, August 1, 2016, as amended by Form 8-K/A filed on October 7, 2016, and August 8, 2016; and
•	the description of our common stock contained in our registration statement on Form S-1 as initially filed with the Commission pursuant to the Securities Act on April 23, 2010.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents or information that have been incorporated by reference in this prospectus but not delivered with this prospectus.  You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address and telephone number:
Republic First Bancorp, Inc.
50 South 16th Street, Suite 2400
Philadelphia, Pennsylvania 19102
Attention:   Kemma Brown
 Telephone:   (215) 735-4422
You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable prospectus supplement.  We have not authorized anyone else to provide you with additional or different information.  You should not assume that the information in this prospectus is accurate as of any date other than the dates on the front of those documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  We are including this statement for the purpose of invoking those safe harbor provisions.  Forward-looking statements often include the words "believes," "continues," "expects," "anticipates," "estimates," "forecasts," "intends," "plans," "targets," "potentially," "probably," "projects," "outlook" or similar expressions or future or conditional verbs such as "may," "will," "should," "would" and "could." These forward-looking statements may include, among other things:
•	statements and assumptions relating to financial performance;
•	statements relating to the anticipated effects on results of operations or financial condition from recent or future developments or events;
•	statements relating to our business and growth strategies and our regulatory capital levels; and
•	any other statements, projections or assumptions that are not historical facts.
Actual future results may differ materially from our forward-looking statements, and we qualify all forward-looking statements by various risks and uncertainties we face, some of which are beyond our control, as well as the assumptions underlying the statements, including, among others, the following factors:
•	the strength of the United States economy in general and the strength of the local economies in which we conduct operations and the impact they may have on us and our customers;
•	the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs;
•	the overall quality of the composition of our loan and securities portfolios;
•	electronic, cyber and physical security breaches;
•	legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and impending regulations, changes in banking, securities and tax laws and regulations and their application by our regulators, including the new Basel III capital requirements, and changes in the scope and cost of Federal Deposit Insurance Corporation ("FDIC") insurance;
•	the effects of, and changes in, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (the "Federal Reserve");
•	inflation, interest rate, market and monetary fluctuations and their effect on the market value of financial assets;
•	fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas;
•	the results of examinations of us by the Federal Reserve and of the Bank by the Pennsylvania Department of Banking and Securities and the FDIC, including the possibility that the FDIC may, among other things, require Republic Bank to increase its capital ratios, increase its allowance for loan losses or to write-down assets;

•	risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations;
•	our ability to control operating costs and expenses;
•	our ability to manage delinquency rates;
•	our ability to retain key members of our senior management team;
•	the costs of litigation, including settlements and judgments;
•	the increased competitive pressures among financial services companies;
•	the timely development of and acceptance of new products and services and the perceived overall value of these products and services by businesses and consumers, including the features, pricing and quality compared to our competitors' products and services;
•	rapid technological changes and developments;
•	changes in consumer and business spending, borrowing and saving habits and demand for financial services in our market area;
•	the ability of key third-party providers to perform their obligations to us;
•	changes in auditing or accounting policies and practices, as may be adopted by the financial institution regulatory agencies, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board;
•	the occurrence of extraordinary events (such as natural disasters, acts of terrorism, wars, or political conflicts);
•	other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and the other risks described elsewhere herein or in the documents incorporated by reference herein and in our other filings with the SEC; and
•	our success at managing the risks involved in the foregoing.
Some of these and other factors are discussed in the "Risk Factors" section and elsewhere in this prospectus and in the documents incorporated by reference herein.  The development of any or all of these factors could have an adverse impact on our financial position and results of operations.
Any forward-looking statements are based upon management's beliefs and assumptions at the time they are made.  We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, unless otherwise required to do so by law or regulation.  In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus or in the documents incorporated by reference herein might not occur, and you should not put undue reliance on any forward-looking statements.
If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus and in the information incorporated by reference herein.  Therefore, we caution you not to place undue reliance on our forward-looking information and statements.  We will not update the forward-looking statements to reflect actual results or changes in the factors affecting the forwarding-looking statements.
Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate us.  Any investor in our common stock should consider all risks and uncertainties disclosed in our filings with the Commission described above under the heading "Where You Can Find More Information," all of which are accessible on the SEC's website at http://www.sec.gov.

ABOUT REPUBLIC FIRST BANCORP, INC.
Republic First Bancorp, Inc. is a one-bank holding company organized and incorporated under the laws of the Commonwealth of Pennsylvania.  It is comprised of one wholly-owned subsidiary, Republic First Bank, which does business under the name of Republic Bank.  Republic Bank is a Pennsylvania state-chartered bank that offers a variety of banking services to individuals and businesses throughout the Greater Philadelphia and South Jersey area through its offices and store locations in Philadelphia, Montgomery, and Delaware counties in Pennsylvania and Camden county, New Jersey.  The Company also has three unconsolidated subsidiaries, which are statutory trusts established by the Company in connection with its sponsorship of three separate issuances of trust preferred securities.  We provide banking services through Republic Bank.  We also offer residential mortgage loan services through the Bank's wholly owned subsidiary, Oak Mortgage Company LLC, which the Bank acquired on July 28, 2016.
The Company and Republic Bank encounter vigorous competition for market share in the geographic areas they serve from bank holding companies, national, regional and other community banks, thrift institutions, credit unions and other non-bank financial organizations, such as mutual fund companies, insurance companies and brokerage companies.  Additionally, the Company and Republic Bank are subject to federal and state regulations governing virtually all aspects of their activities, including but not limited to, lines of business, liquidity, investments, the payment of dividends and others.  Such regulations and the cost of adherence to such regulations can have a significant impact on earnings and financial condition.
As of September 30, 2016, we had total assets of approximately $1.7 billion, total shareholders' equity of approximately $119.7 million, total deposits of approximately $1.6 billion, net loans receivable of approximately $936 million, and net income of $3.4 million for the nine months ended September 30, 2016.  The Company has one reportable segment: community banking.  The community banking segment primarily encompasses the commercial loan and deposit activities of Republic Bank, as well as the consumer loan products offered in the areas surrounding our stores, and the residential mortgage activities of the Bank's wholly owned subsidiary, Oak Mortgage Company LLC.
RISK FACTORS
An investment in our securities involves a high degree of risk.  Prior to making a decision about investing in our securities, you should carefully read and consider the risks, uncertainties and assumptions discussed under Item 1A, "Risk Factors," in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and any updates described in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future, together with information in this prospectus and any other information incorporated by reference into this prospectus.  See the section of this prospectus entitled "Where You Can Find More Information."  The risks and uncertainties we have described are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and operations.  The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.
USE OF PROCEEDS
Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes.  General corporate purposes may include, among other purposes, contribution to the capital of the Bank to support its lending and investing activities; the repayment of our debt; to support or fund acquisitions of other institutions or branches, if opportunities for such transactions become available; and investments in activities that are permitted for bank holding companies.  We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings.  The applicable prospectus supplement will provide details on the use of proceeds of any specific offering.

SECURITIES WE MAY OFFER
The securities that may be offered from time to time through this prospectus are:
•	common stock;
•	preferred stock, which we may issue in one or more series;
•	debt securities, which we may issue in one or more series; and
•	warrants entitling the holders to purchase common stock, preferred stock or debt securities.
We will describe the terms of particular securities that we may offer in the future in a prospectus supplement that we will deliver with this prospectus.  This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.  In each prospectus supplement we will include, if relevant and material, the following information:
•	type and amount of securities that we propose to sell;
•	initial public offering price of the securities;
•	maturity;
•	original issue discount, if any;
•	rates and times of payment of interest, dividends or other payments, if any;
•	redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;
•	ranking as to priority of payment upon liquidation or right to payment of dividends;
•	voting or other rights, if any;
•	conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;
•	names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;
•	compensation, if any, of those underwriters, agents or dealers;
•	details regarding over-allotment options, if any;
•	net proceeds to us;
•	information about any securities exchange or automated quotation system on which the securities will be listed or traded;

•	material United States federal income tax considerations applicable to the securities;
•	any material risk factors associated with the securities; and
•	any other material information about the offer and sale of the securities.
In addition, the applicable prospectus supplement and any related free writing prospectus may add, update or change the information contained in this prospectus or in the documents we have incorporated by reference.
DESCRIPTION OF COMMON STOCK
The following description of our common stock is a summary, which includes only those terms of our common stock that we believe will be most important to your decision to invest in our common stock.  However, it is our articles of incorporation and bylaws as well as the Pennsylvania Business Corporation Law of 1988, as amended, referred to as the PBCL, and not this summary, which define your rights as a holder of our common stock.  This summary is qualified in its entirety by reference to the complete text of these documents and the PBCL, which you should read for a full description of the terms of our common stock.  Our articles of incorporation and bylaws are incorporated by reference in this prospectus as exhibits to the registration statement of which this prospectus is a part.
General
Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.
Holders of our common stock are entitled to one vote for every share having voting power on all matters submitted for action by the shareholders. The holders of our common stock do not have cumulative voting rights in the election of directors.  Our articles of incorporation provide that certain "business combinations" with "related persons" (each as defined below) may only be authorized if at least 75% of the outstanding shares of "voting stock" (as defined below) held by shareholders other than the "related person" are voted in favor of any such "business combination."  In addition, certain amendments to our articles of incorporation, including amendments relating to our authorized capital stock, "business combinations," our board of directors, certain duties of our directors, and the indemnification of our directors and officers, may only be authorized if at least 60% of the votes entitled to be cast are voted in favor of such amendments.
Holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, if any.  While we are not subject to certain restrictions on dividends applicable to a bank, our ability to pay dividends to the holders of our common stock will depend to a large extent upon the amount of dividends paid by Republic Bank to us.  Regulatory authorities restrict the amount of cash dividends Republic Bank can declare without prior regulatory approval. Presently, Republic Bank cannot declare dividends in any one year in excess of retained earnings, subject to risk-based capital requirements.
Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably the assets available for distribution to the shareholders after payment of liabilities and accumulated and unpaid dividends and liquidation preferences on outstanding preferred stock, if any.
Holders of common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us.  There are no redemption or sinking fund provisions applicable to our common stock.  The rights, preferences and privileges of holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which our board of directors may designate and issue in the future without further shareholder approval.
Our outstanding shares of common stock are validly issued, fully-paid and nonassessable.

Preferred Stock

Our articles of incorporation authorize our board of directors to fix by resolution the voting rights, designations and preferences, priorities, qualifications, privileges, limitations, restrictions, options, conversion rights, dividend features, retirement features, liquidation features, redemption features and other special or relative rights of our preferred stock and any series thereof.  Our board of directors has full authority to issue authorized preferred stock from time to time in one or more series, without further shareholder approval.

Anti-Takeover Provisions

Certain provisions of our articles of incorporation, our bylaws and the PBCL could have an anti-takeover effect and could delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of our common stock held by shareholders.

Pennsylvania Anti-Takeover Provisions

Certain anti-takeover provisions of the PBCL apply to Pennsylvania registered corporations (e.g., publicly traded companies) including those relating to (1) control share acquisitions, (2) disgorgement of profits by certain controlling persons, (3) business combination transactions with interested shareholders, and (4) the rights of shareholders to demand fair value for their stock following a control transaction. Pennsylvania law allows corporations to opt-out of these anti-takeover sections.  We have opted out of the provision relating to the rights of shareholders to demand fair value for their stock following a control transaction, but have not opted out of any other of these anti-takeover provisions.  A general summary of these applicable anti-takeover provisions is set forth below.

Control Share Acquisitions. Pennsylvania law regarding control share acquisitions relates to the act of acquiring for the first time voting power over voting shares (other than (i) shares owned continuously by the same natural person since January 1, 1988, (ii) shares beneficially owned by any natural person or trust, estate, foundation or similar entity to the extent such shares were acquired solely by gift, inheritance, bequest, device or other testamentary distribution, directly or indirectly, from a natural person who beneficially owned the shares prior to January 1, 1988 or (iii) shares acquired pursuant to a stock split, stock dividend or similar distribution with respect to shares that have been beneficially owned continuously since their issuance by the Company by the shareholder that acquired them from the Company or that were acquired from such shareholder pursuant to (ii) above) equal to: (a) at least 20% but less than 33 1/3%; (b) at least 33 1/3% but less than 50%; or (c) 50% or more of the voting power of the corporation. Once a control share acquisition has occurred, then all shares in excess of the triggering threshold, plus shares purchased at any time with the intention of acquiring such voting power or shares purchased within 180 days of the date the triggering threshold was exceeded, are considered control shares. Control shares cannot vote either until their voting rights have been restored by two separate votes of the shareholders, described below, or until they have been transferred to a person who is not an affiliate of the transferor and does not thereby also become the holder of control shares.

The holder of control shares may wait until the next annual or special meeting after the acquisition took place to submit the question of the restoration of voting rights to the shareholders, or the acquiring person may accelerate the process by agreeing to underwrite the cost of a special meeting of shareholders for that purpose. In either case, the acquiring person is required to furnish for distribution to the shareholders an information statement containing a detailed disclosure concerning the acquiring person, its intentions with respect to ownership of securities of the corporation and other matters. As an alternative, a person submitting a bona fide written offer to make a control share acquisition may request prospective approval by the shareholders of the exercise of the voting rights of the shares proposed to be acquired, provided that the control share acquisition is consummated within 90 days after shareholder approval is obtained. Two shareholders' votes are required to approve the restoration of voting rights. First, the approval of a majority of all voting power must be obtained.  Second, the approval of a majority of all disinterested shareholders must be obtained.

For a period of 24 months after the later of (a) a control share acquisition by an acquiring person who does not properly request consideration of voting rights, or (b) the denial of such a request or lapse of voting rights, the corporation may redeem all the control shares at the average of the high and low public market sales price of the shares on the date notice of the call for redemption is given by the corporation.

Disgorgement of Profits by Certain Controlling Persons. Pennsylvania law regarding disgorgement of profits by certain controlling persons applies in the event that (a) any person or group directly or indirectly publicly discloses or causes to be disclosed  that the person or group may seek to acquire control of the corporation, or (b) a person or group acquires, offers to acquire or directly or indirectly publicly discloses or causes to be disclosed an intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation received by the person or group during such 18-month period will belong to the corporation if the securities that were sold were acquired during the 18-month period after or within 24 months prior to becoming a controlling person.

Business Combination Transactions with Interested Shareholders. Pennsylvania law regarding business combination transactions with interested shareholders provides that a person who acquires the direct or indirect beneficial ownership of shares entitled to cast at least 20% of the votes entitled to be cast for the election of directors or an affiliate or associate of the Company who at any time within the prior five years was the beneficial owner, directly or indirectly, of 20% of the voting shares of the Company is an "interested shareholder." A corporation subject to this provision may not effect mergers or certain other business combinations with the interested shareholder for a period of five years, unless:

•
the business combination or the acquisition of stock by means of which the interested shareholder became an interested shareholder is approved by the corporation's board of directors prior to such stock acquisition;

•	the business combination is approved by the affirmative vote of the holders of all the outstanding common shares of the corporation; or

•
the business combination is approved by the affirmative vote of the holders of a majority of all shares entitled to vote, excluding votes of shares held by the interested shareholders or their affiliates, and at the time of such vote, the interested shareholder is the beneficial owner of at least 80% of the voting shares of the corporation. This exception applies only if the value of the consideration to be paid by the interested shareholder in connection with the business combination satisfies certain fair price requirements.

After the five-year restricted period, an interested shareholder of the corporation may engage in a business combination with the corporation if (a) the business combination is approved by the affirmative vote of a majority of the shares other than those beneficially owned by the interested shareholder and its affiliates, or (b) the merger is approved at a shareholders meeting and certain fair price requirements are met.

Blank Check Preferred Stock

Our articles of incorporation provide for the issuance of preferred stock having terms established by our board of directors without shareholder approval.

Staggered Board of Directors

Our articles of incorporation provide for the classification of the board of directors into three classes with each class serving a staggered three-year term. As a result of this classification, only one third of the entire board of directors stands for election in any one year and a minimum of two annual meetings would be required to elect a majority of the board of directors. This may have the effect of deterring or discouraging, among other things, a proxy contest for control of the Company, the assumption of control of the Company by a holder of a large block of our common stock, and the removal of incumbent management of the Company or Republic Bank.

Calling of Special Meetings of Shareholders

Pursuant to our bylaws, special meetings of shareholders may only be called by the chairman of the board, by the board of directors, or by shareholders entitled to cast at least 20% of the votes entitled to be cast at the meeting, upon payment of reasonably estimated costs of preparing and mailing notice of such meeting.  Special meetings that have as their purpose a change in control of the Company, or an amendment to our articles of incorporation or bylaws, may only be called by a majority of our board of directors.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our bylaws provide that notice of any proposal by a shareholder which the shareholder desires to submit to a vote at our annual meeting, including any director nominations, must made in compliance with Rule 14a-8 under the Exchange Act which, among other things, provides that proposals must be submitted to our secretary at our registered address no later than 120 calendar days prior to the anniversary of the date our proxy materials were released to shareholders for the previous year's annual meeting.  If notice is not provided in accordance with these provisions a shareholder's proposal will not appear on the meeting agenda.

Our bylaws also specify requirements as to the contents of the shareholder's notice or nomination.

Votes Required for Business Combination

Our articles of incorporation provide that certain "business combinations" with "related persons" (each as defined below) may only be authorized if at least 75% of the outstanding shares of "voting stock" (as defined below) held by shareholders other than the "related person" are voted in favor of any such "business combination."  In addition, certain amendments to our articles of incorporation, including amendments relating to our authorized capital stock, "business combinations," our board of directors, certain duties of our directors, and the indemnification of our directors and officers, may only be authorized if at least 60% of the votes entitled to be cast are voted in favor of such amendments.

The term "business combination" means any of the following:

•	any merger or consolidation of the Company or a subsidiary of the Company with or into a related person,

•
any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any "substantial part" of the assets either of the Company (including without limitation any voting securities of a subsidiary) or of a subsidiary of the Company to a related person,

•	any merger or consolidation of a related person with or into the Company or a subsidiary of the Company,

•
any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any substantial part of the assets of a related person to the Company or a subsidiary of the Company,

•
the issuance of any securities of the Company or a subsidiary of the Company to a related person other than the issuance on a pro rata basis to all holders of shares of the same class pursuant to a stock split or a stock dividend, or a distribution of warrants or rights,

•	any recapitalization that would have the effect of increasing the voting power of a related person, and

•	any agreement, contract or other arrangement providing for any of the transactions described above.

The term "related person" means any individual, corporation, partnership or other person or entity which, together with its "affiliates" and "associates," becomes the "beneficial owner" of an aggregate of 10% or more of the outstanding voting stock of the Company, and any affiliates or associate of any such individual, corporation, partnership or other person or entity.  A person or entity whose acquisitions of voting stock was approved in advance by two-thirds of the continuing directors, or any trustee or fiduciary when acting in such capacity with respect to any employee benefit plan of the Company or a wholly owned subsidiary of the Company would not be considered a "related person."

The term "voting stock" means all of the outstanding shares of common stock and the outstanding shares of preferred stock entitled to vote on each matter on which the holders of record of common stock shall be entitled to vote, and each reference to a proportion of shares of voting stock shall refer to such proportion of the votes entitled to be cast by such shares.

The term "continuing director" shall mean a director who was a member of our board of directors immediately prior to the time that the related person involved in a business combination became a related person.

The term "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

The term "associate" used to indicate a relationship with any person, means (i) any corporation or organization (other than the Company or a majority-owned subsidiary of the Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and  (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Company or any of its or subsidiaries.

The term "beneficial owner" means any person (i) who beneficially owned shares of voting stock within the meaning ascribed in Rule 13d-3 under the Exchange Act, as in effect on the date of adoption of Article VIII of our articles of incorporation, or (ii) who has the right to acquire shares of voting stock (whether or not such right is exercisable immediately) pursuant to any agreement, contract, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

Board of Directors May Oppose Any Take-Over Offer

Our articles of incorporation provide that the board of directors may, if it deems it advisable, oppose a tender, or other offer for the Company's securities, whether the contemplated payment is in cash or in the securities of a corporation, or  some other form of consideration. When considering whether to oppose an offer, the board of directors may consider any pertinent issues, including any or all of the following:

•	whether the offer price is acceptable based on the historical and present operating results or financial condition of the Company,

•	whether a more favorable price could be obtained for the Company's securities in the future;

•	the impact which an acquisition of the Company would have on the employees, depositors and customers of the Company and its subsidiaries and the community which they serve;

•
the reputation and business practices of the offeror and its management and affiliates as they would affect the employees, depositors and customers of the Company and its subsidiaries and the future value of the Company's stock;

•
the value of the securities (if any) which the offeror is offering in exchange for the Company's securities, based on an analysis of the worth of the Company as compared to the corporation or other entity whose securities are being offered; and

•	any antitrust or other legal and regulatory issues that are raised by the offer.

If the board of directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including:

•	advising shareholders not to accept the offer,

•	litigation against the offeror,

•	filing complaints with governmental and regulatory authorities,

•	acquiring the Company's securities,

•	selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto,

•	acquiring a company to create an antitrust or other regulatory problem for the offeror, and

•	obtaining a more favorable offer from another individual or entity.

Ownership Limitation

Our articles of incorporation provide that, except upon the resolution of at least two-thirds of our board of directors, no shareholder may have "holdings" (as defined below) that exceed 10% of the issued and outstanding shares of our common stock.  If any shareholder acquires holdings that results in a violation of this provision of our articles of incorporation, our board of directors may:

•	terminate all voting rights attributable to the holdings of such shareholder during the period of violation,

•	commence litigation to require divestiture of such shareholder's holdings to the extent necessary so that the shareholder would no longer be in violation, or

•	take such other action as is appropriate under the circumstances.

With respect to any shareholder, "holdings" means:

•	the common stock of the Company held of record by the shareholder,

•	the common stock of the Company beneficially owned, directly or indirectly, by the shareholder, and

•
the common stock of the Company held of record or beneficially owned by other shareholders acting together with the shareholder as a group (as defined in Section 13(d) of the Exchange Act) for the purpose of acquiring, holding or disposing of common stock.

Amendments to Articles of Incorporation

Under the PBCL, an amendment to our articles of incorporation requires, except in limited cases where a greater vote may be required, the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the matter and the affirmative vote of a majority of the votes cast by all shareholders within each class or series of shares if such class or series is entitled to vote on the matter as a class.  The PBCL also provides that our shareholders are not entitled by statute to propose amendments to our articles of incorporation.

Our articles of incorporation provide that, in addition to any affirmative vote required by law, the approval of any amendment to Article V (capital stock), Article VI (no preemptive rights, no cumulative voting), Article VII (board of directors), Article VIII (business combinations), Article IX (constituencies), Article X (indemnification and insurance), Article XI (amendments) and Article XII (ownership limitation) of our articles of incorporation requires the affirmative vote of holders of at least 60% of the votes that all shareholders are entitled to cast thereon.  In addition, any amendment to Article VIII (business combinations) of our articles of incorporation requires the affirmative vote of holders of at least 75% of the outstanding shares of voting stock and, if any shareholders are related persons, by the affirmative vote of the holders of not less than 75% of the outstanding shares of voting stock not held by any related persons.

Amendments to Bylaws

Our bylaws provide that our bylaws may be amended or repealed by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board of directors, or by the vote of shareholders holding at least 75% of the total aggregate outstanding shares of the Company's capital stock, at an annual or special meeting called for such purpose.  The PBCL provides that the ability of our board of directors to adopt, amend or repeal our bylaws is subject to the power of our shareholders to change such action.  The PBCL also provides that our board of directors does not have the authority to adopt or change a bylaw on specified subjects, including, but not limited to, our authorized capital, the personal liability of directors, various matters relating to our board of directors, and matters relating to the voting rights of shareholders.

Indemnification of Directors and Officers

The PBCL contains provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel and related matters.

Section 1741 of the PBCL authorizes a Pennsylvania corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe the person's conduct was unlawful.  The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 1742 of the PBCL further authorizes a Pennsylvania corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

Under Section 1743 of the PBCL, to the extent that a representative of a business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 of the PBCL or Section 1742 of the PBCL, or in defense of any claim, issue or matter therein, a Pennsylvania corporation must indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

Section 1744 of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 of the PBCL or 1742 of the PBCL shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by the board of directors (i) by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if such a quorum is not obtainable, or if obtainable and a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the shareholders.

Section 1745 of the PBCL provides that expenses (including attorneys' fees) incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding referred to in Subchapter E of the PBCL upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

Section 1746 of the PBCL provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter E of the PBCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

Section 1747 of the PBCL grants to a corporation the power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such capacity as a representative of the corporation or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person under Subchapter E of the PBCL. Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter E of the PBCL to successor corporations in consolidations, mergers or divisions and to representatives serving as fiduciaries of employee benefit plans.

Section 1750 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter E of the PBCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of such person.

Our articles of incorporation provide that we will indemnify any and all directors and officers of the Company and other persons designated by the board of directors (which may include any person serving at the request of the Company as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise) against liabilities incurred in connection with any proceeding in which the indemnified may be involved as a party or otherwise by reason of the fact that such person is or was serving in such capacity.  We are not obligated to indemnify such persons under our articles of incorporation under certain specified circumstances, including when indemnification would be expressly prohibited by applicable law, when the conduct of the indemnified person has been determined to constitute willful misconduct or recklessness in accordance with the dispute resolution provision of our articles of incorporation, or in connection with the receipt by the indemnified person from the Company of a personal benefit to which the indemnified person is not legally entitled.  Our bylaws include similar indemnification provisions.

We maintain insurance to cover our directors and officers for liabilities which may be incurred by our directors and officers in the performance of their duties. We have also entered into an employment agreement with our chief executive officer which also provides for indemnification.

Transfer Agent and Registrar
Computershare is the transfer agent and registrar for our common stock.

Restrictions on Ownership
The Bank Holding Company Act of 1956, or the BHC Act, generally prohibits any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of the Company.  "Control" is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence.  In addition, any existing bank holding company would need the prior approval of the Federal Reserve Board before acquiring 5% or more of the voting stock of the Company.  In addition, the Change in Bank Control Act of 1978, as amended, or the CBC Act, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction.  Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as the Company, could constitute acquisition of control of the bank holding company.
DESCRIPTION OF PREFERRED STOCK
The complete terms of the preferred stock will be contained in the prospectus supplement and in the applicable amendment to our certificate of incorporation creating one or more series of preferred stock that may be adopted by our board of directors in the future.  You should read the applicable amendment to our certificate of incorporation and the prospectus supplement, which will contain additional information and which may update or modify some of the information below.
Our board of directors is authorized to issue up to 10,000,000 shares of preferred stock, in one or more series, without shareholder approval.  As of September 30, 2016, there were no shares of our preferred stock issued and outstanding.  Our Board of Directors has the discretion to determine the designations, rights, preferences, privileges, qualifications and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, liquidation preferences and sinking fund terms, of each series of preferred stock, any or all of which may be greater than the rights of the common stock.
Preferred Stock We May Offer
Prior to the issuance of a new series of preferred stock, we will amend our certificate of incorporation by filing a certificate of amendment that will designate the number of shares of that series and the terms of that series.  The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock.  The ability of our Board of Directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.
The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:
•	the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;
•	the offering price;
•	the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;
•	any redemption or sinking fund provisions;
•	the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

•	the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;
•	the voting rights, if any, of shares of such series;
•	the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;
•	the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;
•	the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and
•	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.
Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock.  The rights of the holders of our preferred stock will be subordinate to those of our general creditors.  The description of any series of preferred stock that may be issued is qualified by reference to the provisions of the applicable certificate of amendment establishing the terms of such series.
The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.
DESCRIPTION OF WARRANTS
We may issue, together with other securities or separately, warrants to purchase our common stock or preferred stock.  We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement.  The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete.  We urge you to read any applicable warrant agreements and warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants.  We will file copies of the forms of the warrant agreements and warrant certificates as exhibits to the registration statement of which this prospectus is a part or an amendment thereto, or as exhibits to a Current Report on Form 8-K.
The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:
•	the title of the warrants;
•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;
•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;
•	the maximum or minimum number of warrants which may be exercised at any time;
•	whether the warrants are to be issued in registered or bearer form;
•	whether the warrants are extendible and the period or periods of such extendibility; and
•	information with respect to book-entry procedures, if any.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.
Each warrant will entitle the holder thereof to purchase for cash the amount of shares of common stock or preferred stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement.  Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.  Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby.  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities.  If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant.  A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder's warrant(s).

DESCRIPTION OF DEBT SECURITIES
The following is a description of the material features, terms and provisions of debt securities that we may offer.  This summary does not purport to be exhaustive and may not contain all the information that is important to you.  Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide.
We may issue debt securities from time to time in one or more series.  Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets.  Thus, by owning debt securities, you are one of our unsecured creditors.
We are a holding company and conduct substantially all of our operations through subsidiaries.  As a result, claims of holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries (including, without limitation, Republic Bank), except to the extent that we may be recognized as a creditor of those subsidiaries.  In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of debt securities to benefit from such distribution as our creditors) is junior to creditors of each subsidiary, including depositors of Republic Bank.
We may issue senior debt securities or subordinated debt securities under one or separate indentures, which may be supplemented or amended from time to time.  Senior debt securities will be issued under one or more senior indentures, and subordinated debt securities will be issued under one or more subordinated indentures.  Any senior debt indentures and subordinated debt indentures are referred to individually in this prospectus as the "indenture" and collectively as the "indentures." The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities.  Any indentures will be subject to and governed by the Trust Indenture Act, as amended, and may be supplemented or amended from time to time following their execution and will be filed as exhibits to the registration statement of which this prospectus forms a part or incorporated therein by reference.  To the extent we desire any debt securities issued to qualify as regulatory capital, such debt securities must conform to the applicable regulations of our primary bank regulators.
Any indentures will contain the full legal text of the matters described in this section of the prospectus.  Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures.  This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture, including any definitions of terms used in such indenture.  Your rights will be defined by the terms of any applicable indenture, not the summary provided herein.  This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.
The debt securities may be denominated and payable in U.S. dollars.  We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance.  In addition, we may issue debt securities as part of any units issued by us.  All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities.  Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.
Some of the debt securities may be issued as original issue discount debt securities.  Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount.  A prospectus supplement relating to an issue of original issue discount securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount securities.
We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.
We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a merger, consolidation, change in control or disposition of substantially all of our assets) that might have an adverse effect on our credit quality.

Terms of Debt Securities to be Included in the Prospectus Supplement
The prospectus supplement relating to any series of debt securities that we may offer will set forth the price or prices at which the debt securities will be offered, and will contain the specific terms of the debt securities of that series.  These terms may include, without limitation, the following:
•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;
•	the amount of debt securities issued and any limit on the amount that may be issued;
•	the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be issued;
•	if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of those debt securities;
•	the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities will be payable and any rights of extension;
•	the rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear interest, if any;
•	the date or dates from which any interest will accrue and the date or dates on which any interest will be payable, the regular related record dates and whether we may elect to extend or defer such interest payment dates;
•	the place or places where payments will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us may be served;
•	the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have such an option;
•	our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;
•	the currency or currencies in which the debt securities may be purchased, are denominated and are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions, including whether we or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;
•	whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies or with reference to changes in prices of particular securities or commodities, and the manner in which the amounts are to be determined;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default, amendments, merger, consolidation and sale, or covenants set forth in the applicable indenture;
•	whether the debt securities will be in registered or bearer form or both and, if in registered form, their denominations, if other than $1,000 and any integral multiple thereof, and, if in bearer form, their denominations, if other than $5,000, and the related terms and conditions;
•	if the debt securities will be issuable only in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;
•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture and any additional or different terms on which the series of debt securities may be defeased;
•	whether and the extent to which the debt securities will be guaranteed, any guarantors and the form of any guarantee;
•	whether the debt securities can be converted into or exchanged for other securities of the Company and the related terms and conditions;
•	whether the debt securities will be sold as part of units consisting of debt securities and other securities;
•	whether the debt securities will be issued in certificated or book-entry form;
•	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;
•	any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities; and
•	any other terms of the debt securities.

PLAN OF DISTRIBUTION
We may sell the securities being offered hereby, from time to time, by one or more of the following methods, or any combination thereof:
•	to or through underwriters or dealers, with or without an underwriting syndicate, for them to offer and sell to the public;
•	directly to one or more purchasers in negotiated purchases or in competitively bid transactions;
•	through designated agents;
•	directly to holders of warrants exercisable for our securities upon the exercise of warrants; or
•	through a combination of any of these methods of sale.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering.  We will set forth the terms of the offering of securities in a prospectus supplement, including:
•	the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them;
•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters or dealers; and
•	any delayed delivery arrangements.
The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, either:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.
Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on Nasdaq.  Any common stock sold pursuant to a prospectus supplement will be listed on Nasdaq, subject to official notice of issuance.  We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so.  It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  No assurance can be given as to the liquidity of, or the trading market for, any offered securities.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters.  Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent.  The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
If we use dealers in the sale of securities, we will sell securities to such dealers as principals.  The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.  We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities.  The terms of these sales will be described in the applicable prospectus supplement.  If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment.  Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved.  We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may sell the securities through agents from time to time.  The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them.  Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.
Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof.  Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
In connection with any offering, the underwriters may purchase and sell securities in the open market.  These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales.  Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering.  Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.  These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities.  As a result, the price of the securities may be higher than the price that otherwise might exist in the open market.  If these activities are commenced, they may be discontinued by the underwriters at any time.  These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities.  The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).
LEGAL MATTERS
Stevens & Lee, P.C., Philadelphia, Pennsylvania, will pass upon certain legal matters with respect to the securities offered by us from time to time pursuant to this prospectus, unless we indicate otherwise in a prospectus supplement.  As of September 30, 2016, attorneys employed by that law firm did not beneficially own any shares of our common stock.
The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.
EXPERTS
The financial statements as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
SEC registration fee	$11,590
Legal fees and expenses	25,000
Accounting fees and expenses	20,000
Other	5,000
Total	$61,590

Item 15.  Indemnification of Directors and Officers.
The PBCL contains provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel and related matters.

Section 1741 of the PBCL authorizes a Pennsylvania corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe the person's conduct was unlawful.  The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 1742 of the PBCL further authorizes a Pennsylvania corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

Under Section 1743 of the PBCL, to the extent that a representative of a business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 of the PBCL or Section 1742 of the PBCL, or in defense of any claim, issue or matter therein, a Pennsylvania corporation must indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

Section 1744 of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 of the PBCL or 1742 of the PBCL shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by the board of directors (i) by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if such a quorum is not obtainable, or if obtainable and a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the shareholders.

Section 1745 of the PBCL provides that expenses (including attorneys' fees) incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding referred to in Subchapter E of the PBCL upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

Section 1746 of the PBCL provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter E of the PBCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

Section 1747 of the PBCL grants to a corporation the power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such capacity as a representative of the corporation or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person under Subchapter E of the PBCL. Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter E of the PBCL to successor corporations in consolidations, mergers or divisions and to representatives serving as fiduciaries of employee benefit plans.

Section 1750 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter E of the PBCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of such person.

Our articles of incorporation provide that we will indemnify any and all directors and officers of the Company and other persons designated by the board of directors (which may include any person serving at the request of the Company as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise) against liabilities incurred in connection with any proceeding in which the indemnified may be involved as a party or otherwise by reason of the fact that such person is or was serving in such capacity.  We are not obligated to indemnify such persons under our articles of incorporation under certain specified circumstances, including when indemnification would be expressly prohibited by applicable law, when the conduct of the indemnified person has been determined to constitute willful misconduct or recklessness in accordance with the dispute resolution provision of our articles of incorporation, or in connection with the receipt by the indemnified person from the Company of a personal benefit to which the indemnified person is not legally entitled.  Our bylaws include similar indemnification provisions.

We maintain insurance to cover our directors and officers for liabilities which may be incurred by our directors and officers in the performance of their duties. We have also entered into an employment agreement with our chief executive officer which also provides for indemnification.

Item 16.  Exhibits
EXHIBIT INDEX
Exhibit No.	Description
1.1	Form of Underwriting Agreement(1)
3.1	Amended and Restated Articles of Incorporation of Republic First Bancorp, Inc. (incorporated by reference to Exhibit 3.2 to its Current Report on Form 8-K (File No. 000-17007) filed on May 13, 2010).
3.2	Amended and Restated By-Laws of Republic First Bancorp, Inc. (incorporated by reference to Exhibit 3.2 to its registration statement on Form S-1 (File No. 333-166286) filed on April 23, 2010).
4.1	Form of Indenture for Senior Indebtedness
4.2	Form of Indenture for Subordinated Indebtedness
4.3	Form of Senior Debt Security(1)
4.4	Form of Subordinated Debt Security(1)
4.5	Form of Common Stock Warrant Agreement(1)
4.6	Form of Preferred Stock Warrant Agreement(1)
4.7	Form of Common Stock Certificate
4.8	Form of Amendment to Articles of Incorporation Creating New Series of Preferred Stock(1)
4.9	Specimen Certificate for Preferred Stock(1)
5.1	Opinion of Stevens & Lee, P.C. as to Legality
8.1	Opinion of Stevens & Lee, P.C. as to Tax Matters(1)
23.1	Consent of BDO USA, LLP.*
23.3	Consent of Stevens & Lee, P.C. (included in Exhibit 5.1).
24.1	Power of Attorney of certain officers and directors.*
25.1	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture for Senior Indebtedness.(2)
25.2	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture for Senior Subordinated Indebtedness.(2)

(1)	To be filed, if necessary, by an amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
(2)	To be filed separately, if necessary, electronically under 305 B2.
*	Previously Filed.

Item 17.  Undertakings

(a)  The undersigned registrant hereby undertakes:
(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   [Intentionally omitted.]
(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(d)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("TIA") in accordance with the rules and regulations promulgated by the SEC under Section 305(b)(2) of the TIA.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on November 2, 2016.
REPUBLIC FIRST BANCORP, INC.

By:	/s/ Harry D. Madonna
Harry D. Madonna
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on November 2, 2016.
Signature	Title

/s/ Harry D. Madonna	Chairman, President, and Chief Executive Officer
Harry D. Madonna	(Principal Executive Officer)

/s/ Frank A. Cavallaro	Executive Vice President and Chief Financial Officer
Frank A. Cavallaro	(Principal Financial and Accounting Officer)

/s/ Robert J. Coleman *	Director
Robert J. Coleman

/s/ Theodore J. Flocco, Jr. *	Director
Theodore J. Flocco, Jr.

/s/ Barry L. Spevak *	Director
Barry L. Spevak

/s/ Brian P. Tierney *	Director
Brian P. Tierney

/s/ Harris Wildstein *	Director
Harris Wildstein, Esq.

* By /s/ Frank A. Cavallaro
Frank A. Cavallaro Attorney-in-Fact

EXHIBIT INDEX
Exhibit No.	Description
1.1	Form of Underwriting Agreement(1)
3.1	Amended and Restated Articles of Incorporation of Republic First Bancorp, Inc. (incorporated by reference to Exhibit 3.2 to its Current Report on Form 8-K (File No. 000-17007) filed on May 13, 2010).
3.2	Amended and Restated By-Laws of Republic First Bancorp, Inc. (incorporated by reference to Exhibit 3.2 to its registration statement on Form S-1 (File No. 333-166286) filed on April 23, 2010).
4.1	Form of Indenture for Senior Indebtedness
4.2	Form of Indenture for Subordinated Indebtedness
4.3	Form of Senior Debt Security(1)
4.4	Form of Subordinated Debt Security(1)
4.5	Form of Common Stock Warrant Agreement(1)
4.6	Form of Preferred Stock Warrant Agreement(1)
4.7	Form of Common Stock Certificate
4.8	Form of Amendment to Articles of Incorporation Creating New Series of Preferred Stock(1)
4.9	Specimen Certificate for Preferred Stock(1)
5.1	Opinion of Stevens & Lee, P.C. as to Legality
8.1	Opinion of Stevens & Lee, P.C. as to Tax Matters(1)
23.1	Consent of BDO USA, LLP.*
23.3	Consent of Stevens & Lee, P.C. (included in Exhibit 5.1).
24.1	Power of Attorney of certain officers and directors. *
25.1	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture for Senior Indebtedness.(2)
25.2	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture for Senior Subordinated Indebtedness.(2)

(1)	To be filed, if necessary, by an amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
(2)	To be filed separately, if necessary, electronically under 305 B2.
*	Previously Filed.